UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 25, 2010
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2, 3 and 4 and Sections 6 through 9 are not applicable and therefore omitted.

Item 1.02	Termination of a Material Definitive Agreement.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2010, Clearfield, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  Immediately prior to the Annual Meeting, the Board of Directors of the Company approved the termination of the Stock Option Plan for Non-Employee Directors, which provided for automatic stock option grants to non-employee directors serving on the first business day following each annual meeting of shareholders.  As a result of the termination, each non-employee director elected or re-elected at the Annual Meeting will receive an option to purchase 1,000 shares of the Company’s common stock under the Company’s 2007 Stock Compensation Plan.  The options to purchase 1,000 shares of the Company’s common stock will be granted on the terms previously approved by the Board of Directors and reported in the proxy statement relating to the Annual Meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on February 25, 2010.  Of the 11,978,831 shares of the Company’s common stock outstanding and entitled to vote at the meeting, 8,813,097 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the results of the votes cast at the meeting that resulted in approval of each nominee and each other proposal:

1.        To elect six (6) directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Ronald G. Roth	4,810,349	42,044	3,960,704
Cheryl P. Beranek	4,817,097	35,296	3,960,704
John G. Reddan	4,806,797	45,596	3,960,704
Stephen L. Zuckerman	4,767,597	84,796	3,960,704
Donald R. Hayward	4,817,097	35,296	3,960,704
Charles N. Hayssen	4,816,597	35,796	3,960,704

2.        To adopt the Clearfield, Inc. 2010 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Vote
4,713,696	85,035	53,662	3,960,704

3.        To ratify and approve the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2010.

For	Against	Abstain	Broker Non-Vote
8,750,162	38,465	24,470	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

Dated:	March 1, 2010	By:	/s/ Bruce G. Blackey
Bruce G. Blackey, Chief Financial Officer